News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analyst Contact: Bryan Buckler
Office: 704.382.2640

Aug. 10, 2020

Duke Energy reports second quarter 2020 financial results

▪	Achieved $170 million of cost mitigation during the quarter offsetting lower volumes and higher costs related to the pandemic

▪	Five-year, $56-billion capital plan remains intact, underpinning company’s clean energy investment plan and carbon reduction target of net-zero by 2050

▪	Continuing robust response to COVID-19, providing customers with assistance and helping to protect employees

▪	Company reaffirms 2020 adjusted EPS guidance range of $5.05 to $5.45
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced second quarter 2020 reported loss per share of $(1.13), prepared in accordance with Generally Accepted Accounting Principles (GAAP) and reflecting costs related to the abandonment of the ACP investment. Adjusted earnings per share (EPS), which exclude the impact of the ACP impairment, were $1.08. These results compare to reported and adjusted EPS of $1.12 for the second quarter of 2019.
During the second quarter, Commercial Renewables experienced growth from new projects placed in-service and Gas Utilities and Infrastructure saw higher results from the Piedmont North Carolina rate case and lower O&M. This favorability was offset by lower results at Electric Utilities and Infrastructure driven by mild weather, lower volumes from commercial and industrial customers and higher depreciation on a growing asset base.
These drivers were partially offset by over $170 million of cost mitigation towards our full year goal of $350 million to $450 million, increased demand from higher-margin residential customers, and contributions from base rate increases in South Carolina and Florida. Results at Other were also favorable, primarily due to lower income tax expense. Second quarter 2020 results reflect the initial impacts of COVID-19 on our businesses and demonstrate our ability to adapt quickly to mitigate the effects of the economic downturn.
“Despite challenges the first half of 2020 has presented, we’ve demonstrated resiliency and agility, delivering solid second-quarter results and on pace to meet our 2020 financial commitments," said Lynn Good, Duke Energy chair, president and chief executive officer. "We’re already realizing savings from our impressive cost mitigation efforts and are on pace to produce more this year, going to extraordinary lengths to help customers with billing and payments, maintaining reliable service and helping protect our employees. What the quarter underscores is our ability to mitigate headwinds, given our size, scale and agility. Even in the

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midst of the COVID-19 pandemic, our workforce has risen to the challenge, enabling us to advance our strategy to build a smarter, cleaner energy future for our communities.
We have clear line of sight to critical infrastructure investments to improve the energy grid and generate cleaner energy – which support our 2050 net-zero carbon emissions target. The complementary nature of our electric and gas businesses, robust five-year capital plan and financial strength position us to deliver in the lower half of our original 2020 EPS guidance range of $5.05 to $5.45 and strong long-term earnings over the next five years.”
Business segment results
In addition to the following summary of second quarter 2020 business segment performance, comprehensive tables with detailed EPS drivers for the second quarter compared to prior year are provided at the end of this news release.
The discussion below of second quarter results includes both GAAP segment income (loss) and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported and adjusted basis, Electric Utilities and Infrastructure recognized second quarter 2020 segment income of $753 million, compared to $809 million in the second quarter of 2019. This represents a decrease of $0.08 per share, excluding share dilution of $0.01 per share.
Lower quarterly results were primarily due to mild weather (-$0.08 per share), higher depreciation and amortization on a growing asset base (-$0.06 per share) and decreased volumes (-$0.03 per share).
These results were partially offset by lower O&M expenses (+$0.11 per share) and base rate case growth in South Carolina and Florida (+0.03 per share). Lower O&M is primarily driven by lower employee expenses, plant outage costs and other cost mitigation efforts in response to the anticipated COVID-19 economic impact and mild weather to date.
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized second quarter 2020 segment loss of $1,576 million, compared to segment income of $40 million in the second quarter of 2019. In addition to the drivers outlined below, lower second quarter 2020 results were due to costs related to the abandonment of the ACP investment. These charges were treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized second quarter 2020 adjusted segment income of $50 million, compared to $40 million in the second quarter of 2019, an increase of $0.01 per share. Higher quarterly results were driven by contributions from the Piedmont North Carolina rate case (+$0.01 per share) and favorable O&M expenses (+$0.01 per share), partially offset by higher interest expense (-$0.01 per share).

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Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized second quarter 2020 segment income of $90 million, compared to $86 million in the second quarter of 2019. This represents an increase of $0.01 per share. Higher quarterly results were primarily driven by growth from renewable projects placed in service during the quarter (+$0.01 per share).
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a second quarter 2020 net loss of $84 million, compared to a net loss of $115 million in the second quarter of 2019. Higher quarterly results at Other were primarily due to lower income tax expense (+$0.05 per share) and unrealized investment gains on non-pension executive benefit trusts (+$0.02 per share). These favorable drivers were partially offset by higher financing costs (-$0.01 per share).
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the second quarter of 2020 was 26.2% compared to 15.9% in the second quarter of 2019. The increase in the effective tax rate was primarily due to the impact of the abandonment of the ACP investment and an increase in the amortization of excess deferred taxes.
The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the second quarter of 2020 was 6.7% compared to the effective tax rate including impacts of noncontrolling interests and preferred dividends of 14.7% in the second quarter of 2019. The decrease was primarily due to an increase in the amortization of excess deferred taxes and lower state income tax expense.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss second quarter 2020 financial results. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 800.458.4121 in the United States or 323.794.2093 outside the United States. The confirmation code is 1877808. Please call in 10 to 15 minutes prior to the scheduled start time.

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A replay of the conference call will be available until 1 p.m. ET, Aug. 20, 2020, by calling 888.203.1112 in the United States or 719.457.0820 outside the United States and using the code 1877808. An audio replay and transcript will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported loss per share to adjusted EPS for second quarter 2020 financial results:

(In millions, except per share amounts)	After-Tax Amount	2Q 2020 (Loss) Earnings per Share
Loss per share, as reported		$(1.13)
Adjustments to reported loss per share:
Second Quarter 2020
ACP	$1,626	2.21
Total adjustments		$2.21
EPS, adjusted		$1.08
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
The periods presented include a special item for the costs related to the abandonment of the ACP investment. Management believes the special item does not reflect ongoing costs.

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Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of the largest energy holding companies in the U.S. It employs 29,000 people and has an electric generating capacity of 51,000 megawatts through its regulated utilities and 2,300 megawatts through its nonregulated Duke Energy Renewables unit.
Duke Energy is transforming its customers’ experience, modernizing the energy grid, generating cleaner energy and expanding natural gas infrastructure to create a smarter energy future for the people and communities it serves. The Electric Utilities and Infrastructure unit’s regulated utilities serve 7.8 million retail electric customers in six states: North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. The Gas Utilities and Infrastructure unit distributes natural gas to 1.6 million customers in five states: North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The Duke Energy Renewables unit operates wind and solar generation facilities across the U.S., as well as energy storage and microgrid projects.

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Duke Energy was named to Fortune’s 2020 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information about the company is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

◦	The impact of the COVID-19 pandemic;

◦
State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

◦
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

◦
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

◦	The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

◦	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

◦
Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

◦
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

◦	Advancements in technology;

◦	Additional competition in electric and natural gas markets and continued industry consolidation;

◦
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

◦
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;

◦	The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

◦	Operational interruptions to our natural gas distribution and transmission activities;

◦	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

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◦
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

◦
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

◦
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

◦
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

◦	Credit ratings of the Duke Energy Registrants may be different from what is expected;

◦
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

◦
Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

◦
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

◦	The ability to control operation and maintenance costs;

◦	The level of creditworthiness of counterparties to transactions;

◦	The ability to obtain adequate insurance at acceptable costs;

◦	Employee workforce factors, including the potential inability to attract and retain key personnel;

◦	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

◦	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

◦	The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

◦	The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

◦	The impacts from potential impairments of goodwill or equity method investment carrying values; and

◦	The ability to implement our business strategy, including enhancing existing technology systems.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended June 30, 2020
(Dollars in millions, except per share amounts)

		Special Item
	Reported Loss	ACP		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$753	$—		$—	$753
Gas Utilities and Infrastructure	(1,576)	1,626	A	1,626	50
Commercial Renewables	90	—		—	90
Total Reportable Segment (Loss) Income	(733)	1,626		1,626	893
Other	(84)	—		—	(84)
Net (Loss) Income Available to Duke Energy Corporation Common Stockholders	$(817)	$1,626		$1,626	$809
(LOSS) EARNINGS PER SHARE AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$(1.13)	$2.21		$2.21	$1.08
Note: (Loss) Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A - Net of $374 million tax benefit. $2,000 million recorded within Equity in (losses) earnings of unconsolidated affiliates on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 735 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Six Months Ended June 30, 2020
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	ACP		Severance		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,458	$—		$—		$—	$1,458
Gas Utilities and Infrastructure	(1,327)	1,626	A	—		1,626	299
Commercial Renewables	147	—		—		—	147
Total Reportable Segment Income	278	1,626		—		1,626	1,904
Other	(196)	—		(75)	B	(75)	(271)
Net Income Available to Duke Energy Corporation Common Stockholders	$82	$1,626		$(75)		$1,551	$1,633
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$0.11	$2.21		$(0.10)		$2.11	$2.22
A - Net of $374 million tax benefit. $2,000 million recorded within Equity in (losses) earnings of unconsolidated affiliates on the Condensed Consolidated Statements of Operations.
B - Net of $23 million tax expense. $98 million reversal of 2018 charges recorded within Operations, maintenance and other on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 734 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
June 2020
(Dollars in millions)

	Three Months Ended June 30, 2020		Six Months Ended June 30, 2020
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Loss Before Income Taxes	$(1,208)		$(181)
ACP	2,000		2,000
Severance	—		(98)
Noncontrolling Interests	90		138
Preferred Dividends	(15)		(54)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$867		$1,805

Reported Income Tax Benefit	$(316)	26.2%	$(179)	98.9%
ACP	374		374
Severance	—		(23)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$58	6.7%	$172	9.5%

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes	$889		$1,877
Noncontrolling Interests	84		91
Preferred Dividends	(12)		(12)
Pretax Income Including Noncontrolling Interests and Preferred Dividends	$961		$1,956

Reported Income Tax Expense	$141	15.9%	$236	12.6%
Tax Expense Including Noncontrolling Interests and Preferred Dividends	$141	14.7%	$236	12.1%

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2020 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2019 QTD Reported Earnings Per Share	$1.11	$0.06	$0.12	$(0.17)	$1.12
Weather	(0.08)	—	—		(0.08)
Volume	(0.03)	—	—	—	(0.03)
Riders and Other Retail Margin(a)	(0.04)		—	—	(0.04)
Rate case impacts, net(b)	0.03	0.01	—	—	0.04
Wholesale	(0.01)	—		—	(0.01)
Operations and maintenance, net of recoverables(c)	0.11	0.01	—	—	0.12
Duke Energy Renewables	—	—	0.01	—	0.01
Interest Expense	(0.01)	(0.01)	—	0.01	(0.01)
Depreciation and amortization(d)	(0.06)	—	—	—	(0.06)
Preferred Dividends	—	—	—	(0.02)	(0.02)
Other(e)	0.01	—	—	0.04	0.05
Total variance before share count	$(0.08)	$0.01	$0.01	$0.03	$(0.03)
Change in share count	(0.01)	—	—	—	(0.01)
2020 QTD Adjusted Earnings Per Share	$1.02	$0.07	$0.13	$(0.14)	$1.08
ACP	—	(2.21)	—	—	(2.21)
2020 QTD Reported Earnings Per Share	$1.02	$(2.14)	$0.13	$(0.14)	$(1.13)

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 728 million shares to 735 million.

(a)
Electric Utilities and Infrastructure is primarily driven by a prior year favorable fuel deferral true up, lower late payment fees due to COVID-19 and a disallowance of purchased power at a DEF plant (-$0.06), partially offset by higher energy efficiency and grid modernization rider programs (+$0.02).

(b)
Electric Utilities and Infrastructure includes the net impact of the DEC and DEP South Carolina rate cases, effective June 2019, and the DEF SBRA and multi-year rate plan, partially offset by higher depreciation and amortization expense. Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 1, 2019.

(c)	Includes lower employee related expenses, lower outage costs and other savings due to mitigation efforts, partially offset by increased COVID-19 related expenses and higher storm costs at DEC and DEP.

(d)	Excludes rate case impacts.

(e)	Electric Utilities and Infrastructure and Other includes lower income tax expense.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
June 2020 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2019 YTD Reported Earnings Per Share	$2.14	$0.37	$0.14	$(0.29)	$2.36
Weather	(0.13)	—	—	—	(0.13)
Volume	(0.02)	—	—	—	(0.02)
Riders and Other Retail Margin	0.01	0.02	—	—	0.03
Rate case impacts, net(a)	0.05	0.06	—	—	0.11
Operations and maintenance, net of recoverables(b)	0.07	0.01	—	—	0.08
Midstream Gas Pipelines(c)	—	(0.05)	—	—	(0.05)
Duke Energy Renewables(d)	—	—	0.07	—	0.07
Interest Expense	(0.01)	—	—	0.02	0.01
Depreciation and amortization(e)	(0.12)	(0.01)	—	—	(0.13)
Preferred Dividends	—	—	—	(0.06)	(0.06)
Other(f)	0.01	0.01	—	(0.05)	(0.03)
Total variance before share count	$(0.14)	$0.04	$0.07	$(0.09)	$(0.12)
Change in share count	(0.02)	—	—	—	(0.02)
2020 YTD Adjusted Earnings Per Share	$1.98	$0.41	$0.21	$(0.38)	$2.22
ACP	—	(2.21)	—	—	(2.21)
Severance	—	—	—	0.10	0.10
2020 YTD Reported Earnings Per Share	$1.98	$(1.80)	$0.21	$(0.28)	$0.11

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate. Weighted average shares outstanding increased from 728 million shares to 734 million.

(a)
Electric Utilities and Infrastructure includes the net impact of the DEC and DEP South Carolina rate cases, effective June 2019, and the DEF SBRA and multi-year rate plan, partially offset by higher depreciation and amortization expense. Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 1, 2019.

(b)
Primarily due to lower employee related expenses, lower outage costs and customer delivery charges, and other savings due to mitigation efforts, partially offset by increased COVID-19 expenses and higher storm costs at DEC and DEP.

(c)	Primarily related to a favorable income tax adjustment for equity method investments in the prior year.

(d)	Primarily includes new renewable projects placed in service (+$0.05).

(e)	Excludes rate case impacts.

(f)	Other includes unrealized investment losses on non-pension executive benefit trusts and higher loss experience at the captive insurer, partially offset by lower income tax expense.

June 2020
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts and where noted)	2020	2019	2020	2019
Earnings (Loss) Per Share – Basic and Diluted
Net income (loss) per share available to Duke Energy Corporation common stockholders
Basic and Diluted	$(1.13)	$1.12	$0.11	$2.36
Weighted average shares outstanding
Basic	735	728	734	728
Diluted	735	728	735	728
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure	$753	$809	$1,458	$1,559
Gas Utilities and Infrastructure(a)	(1,576)	40	(1,327)	266
Commercial Renewables	90	86	147	99
Total Reportable Segment (Loss) Income	(733)	935	278	1,924
Other(b)	(84)	(115)	(196)	(204)
Net (Loss) Income Available to Duke Energy Corporation common stockholders	$(817)	$820	$82	$1,720
CAPITALIZATION
Total Common Equity (%)			42%	43%
Total Debt (%)			58%	57%

Total Debt			$64,684	$60,833
Book Value Per Share			$63.42	$62.27
Actual Shares Outstanding			735	728
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,768	$2,073	$3,828	$4,186
Gas Utilities and Infrastructure	277	383	604	747
Commercial Renewables	246	483	697	573
Other	67	58	138	121
Total Capital and Investment Expenditures	$2,358	$2,997	$5,267	$5,627

(a)	Includes $2.0 billion (after tax $1.6 billion) of costs related to the abandonment of the ACP investment for the three and six months ended June 30, 2020.

(b)
Includes a $98 million (after tax $75 million) reversal of 2018 severance costs due to the partial settlement of the Duke Energy Carolina's 2019 North Carolina rate case for the six months ended June 30, 2020.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating Revenues
Regulated electric	$4,963	$5,423	$10,087	$10,708
Regulated natural gas	263	280	901	1,008
Nonregulated electric and other	195	170	382	320
Total operating revenues	5,421	5,873	11,370	12,036
Operating Expenses
Fuel used in electric generation and purchased power	1,349	1,641	2,796	3,250
Cost of natural gas	59	76	258	403
Operation, maintenance and other	1,353	1,434	2,692	2,853
Depreciation and amortization	1,150	1,089	2,280	2,178
Property and other taxes	334	334	679	677
Impairment charges	6	4	8	4
Total operating expenses	4,251	4,578	8,713	9,365
Gains on Sales of Other Assets and Other, net	7	3	8	—
Operating Income	1,177	1,298	2,665	2,671
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(1,968)	44	(1,924)	87
Other income and expenses, net	137	89	183	204
Total other income and expenses	(1,831)	133	(1,741)	291
Interest Expense	554	542	1,105	1,085
(Loss) Income Before Income Taxes	(1,208)	889	(181)	1,877
Income Tax (Benefit) Expense	(316)	141	(179)	236
Net (Loss) Income	(892)	748	(2)	1,641
Add: Net Loss Attributable to Noncontrolling Interests	90	84	138	91
Net (Loss) Income Attributable to Duke Energy Corporation	(802)	832	136	1,732
Less: Preferred Dividends	15	12	54	12
Net (Loss) Income Available to Duke Energy Corporation Common Stockholders	$(817)	$820	$82	$1,720

Earnings (Loss) Per Share – Basic and Diluted
Net (loss) income available to Duke Energy Corporation common stockholders
Basic and Diluted	$(1.13)	$1.12	$0.11	$2.36
Weighted average shares outstanding
Basic	735	728	734	728
Diluted	735	728	735	728

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	June 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$341	$311
Receivables (net of allowance for doubtful accounts of $23 at 2020 and $22 at 2019)	753	1,066
Receivables of VIEs (net of allowance for doubtful accounts of $79 at 2020 and $54 at 2019)	2,049	1,994
Inventory	3,289	3,232
Regulatory assets (includes $53 at 2020 and $52 at 2019 related to VIEs)	1,774	1,796
Other (includes $260 at 2020 and $242 at 2019 related to VIEs)	1,031	764
Total current assets	9,237	9,163
Property, Plant and Equipment
Cost	151,592	147,654
Accumulated depreciation and amortization	(47,295)	(45,773)
Generation facilities to be retired, net	28	246
Net property, plant and equipment	104,325	102,127
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $969 at 2020 and $989 at 2019 related to VIEs)	13,285	13,222
Nuclear decommissioning trust funds	8,000	8,140
Operating lease right-of-use assets, net	1,580	1,658
Investments in equity method unconsolidated affiliates	861	1,936
Other (includes $85 at 2020 and $110 at 2019 related to VIEs)	3,458	3,289
Total other noncurrent assets	46,487	47,548
Total Assets	$160,049	$158,838
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,398	$3,487
Notes payable and commercial paper	4,785	3,135
Taxes accrued	657	392
Interest accrued	569	565
Current maturities of long-term debt (includes $462 at 2020 and $216 at 2019 related to VIEs)	3,756	3,141
Asset retirement obligations	729	881
Regulatory liabilities	898	784
Other	2,898	2,367
Total current liabilities	16,690	14,752
Long-Term Debt (includes $3,643 at 2020 and $3,997 at 2019 related to VIEs)	56,143	54,985
Other Noncurrent Liabilities
Deferred income taxes	8,979	8,878
Asset retirement obligations	12,539	12,437
Regulatory liabilities	14,553	15,264
Operating lease liabilities	1,377	1,432
Accrued pension and other post-retirement benefit costs	911	934
Investment tax credits	683	624
Other (includes $251 at 2020 and $228 at 2019 related to VIEs)	1,563	1,581
Total other noncurrent liabilities	40,605	41,150
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2020 and 2019	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2020 and 2019	989	989
Common stock, $0.001 par value, 2 billion shares authorized; 735 million shares outstanding at 2020 and 733 million shares outstanding at 2019	1	1
Additional paid-in capital	40,997	40,881
Retained earnings	2,707	4,108
Accumulated other comprehensive loss	(183)	(130)
Total Duke Energy Corporation stockholders' equity	45,484	46,822
Noncontrolling interests	1,127	1,129
Total equity	46,611	47,951
Total Liabilities and Equity	$160,049	$158,838

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(2)	$1,641
Adjustments to reconcile net income to net cash provided by operating activities	3,359	1,415
Net cash provided by operating activities	3,357	3,056

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(5,471)	(5,788)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,182	2,622

Net increase (decrease) in cash, cash equivalents and restricted cash	68	(110)
Cash, cash equivalents and restricted cash at beginning of period	573	591
Cash, cash equivalents and restricted cash at end of period	$641	$481

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,034	$—	$—	$—	$(71)	$4,963
Regulated natural gas	—	287	—	—	(24)	263
Nonregulated electric and other	—	2	123	26	44	195
Total operating revenues	5,034	289	123	26	(51)	5,421
Operating Expenses
Fuel used in electric generation and purchased power	1,367	—	—	—	(18)	1,349
Cost of natural gas	—	60	—	—	(1)	59
Operation, maintenance and other	1,240	99	63	(22)	(27)	1,353
Depreciation and amortization	993	62	48	55	(8)	1,150
Property and other taxes	296	26	8	4	—	334
Impairment charges	1	—	6	—	(1)	6
Total operating expenses	3,897	247	125	37	(55)	4,251
Gains on Sales of Other Assets and Other, net	7	—	—	—	—	7
Operating Income (Loss)	1,144	42	(2)	(11)	4	1,177
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	3	(1,970)	—	(1)	—	(1,968)
Other income and expenses, net	86	14	2	46	(11)	137
Total Other Income and Expenses	89	(1,956)	2	45	(11)	(1,831)
Interest Expense	344	37	13	167	(7)	554
Income (Loss) Before Income Taxes	889	(1,951)	(13)	(133)	—	(1,208)
Income Tax Expense (Benefit)	136	(375)	(13)	(64)	—	(316)
Net Income (Loss)	753	(1,576)	—	(69)	—	(892)
Add: Net Loss Attributable to Noncontrolling Interest(a)	—	—	90	—	—	90
Net Income (Loss) Attributable to Duke Energy Corporation	753	(1,576)	90	(69)	—	(802)
Less: Preferred Dividends	—	—	—	15	—	15
Segment Income (Loss) / Net Income Available to Duke Energy Corporation Common Stockholders	$753	$(1,576)	$90	$(84)	$—	$(817)
Special Item	—	1,626	—	—	—	1,626
Adjusted Earnings(b)	$753	$50	$90	$(84)	$—	$809

(a)	Includes the allocation of losses to noncontrolling tax equity members.

(b)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$10,217	$—	$1	$—	$(131)	$10,087
Regulated natural gas	—	948	—	—	(47)	901
Nonregulated electric and other	—	5	251	49	77	382
Total operating revenues	10,217	953	252	49	(101)	11,370
Operating Expenses
Fuel used in electric generation and purchased power	2,834	—	—	—	(38)	2,796
Cost of natural gas	—	259	—	—	(1)	258
Operation, maintenance and other	2,565	209	132	(160)	(54)	2,692
Depreciation and amortization	1,970	128	96	100	(14)	2,280
Property and other taxes	599	56	16	8	—	679
Impairment charges	3	—	6	—	(1)	8
Total operating expenses	7,971	652	250	(52)	(108)	8,713
Gains on Sales of Other Assets and Other, net	8	—	—	—	—	8
Operating Income	2,254	301	2	101	7	2,665
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	5	(1,933)	(2)	6	—	(1,924)
Other income and expenses, net	169	26	3	6	(21)	183
Total Other Income and Expenses	174	(1,907)	1	12	(21)	(1,741)
Interest Expense	683	68	31	338	(15)	1,105
Income (Loss) Before Income Taxes	1,745	(1,674)	(28)	(225)	1	(181)
Income Tax Expense (Benefit)	287	(347)	(37)	(83)	1	(179)
Net Income (Loss)	1,458	(1,327)	9	(142)	—	(2)
Add: Net Loss Attributable to Noncontrolling Interest(a)	—	—	138	—	—	138
Net Income (Loss) Attributable to Duke Energy Corporation	1,458	(1,327)	147	(142)	—	136
Less: Preferred Dividends	—	—	—	54	—	54
Segment Income (Loss) / Net Income Available to Duke Energy Corporation Common Stockholders	$1,458	$(1,327)	$147	$(196)	$—	$82
Special Items	—	1,626	—	(75)	—	1,551
Adjusted Earnings(b)	$1,458	$299	$147	$(271)	$—	$1,633

(a)	Includes the allocation of losses to noncontrolling tax equity members.

(b)	See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income (Loss) to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,475	$—	$—	$—	$(52)	$5,423
Regulated natural gas	—	304	—	—	(24)	280
Nonregulated electric and other	—	2	118	25	25	170
Total operating revenues	5,475	306	118	25	(51)	5,873
Operating Expenses
Fuel used in electric generation and purchased power	1,662	—	—	—	(21)	1,641
Cost of natural gas	—	76	—	—	—	76
Operation, maintenance and other	1,318	107	64	(26)	(29)	1,434
Depreciation and amortization	951	63	40	34	1	1,089
Property and other taxes	297	27	6	3	1	334
Impairment charges	4	—	—	—	—	4
Total operating expenses	4,232	273	110	11	(48)	4,578
Losses on Sales of Other Assets and Other, net	3	—	—	—	—	3
Operating Income (Loss)	1,246	33	8	14	(3)	1,298
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	4	31	(1)	9	1	44
Other income and expenses, net	85	6	(7)	21	(16)	89
Total Other Income and Expenses	89	37	(8)	30	(15)	133
Interest Expense	330	27	22	180	(17)	542
Income (Loss) Before Income Taxes	1,005	43	(22)	(136)	(1)	889
Income Tax Expense (Benefit)	196	3	(24)	(33)	(1)	141
Net Income (Loss)	809	40	2	(103)	—	748
Add: Net Loss Attributable to Noncontrolling Interest(a)	—	—	84	—	—	84
Net Income (Loss) Attributable to Duke Energy Corporation	809	40	86	(103)	—	832
Less: Preferred Dividends	—	—	—	12	—	12
Segment Income / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$809	$40	$86	$(115)	$—	$820

(a)	Includes the allocation of losses to noncontrolling tax equity members.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30, 2019
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$10,804	$—	$—	$—	$(96)	$10,708
Regulated natural gas	—	1,056	—	—	(48)	1,008
Nonregulated electric and other	—	6	224	46	44	320
Total operating revenues	10,804	1,062	224	46	(100)	12,036
Operating Expenses
Fuel used in electric generation and purchased power	3,292	—	—	—	(42)	3,250
Cost of natural gas	—	403	—	—	—	403
Operation, maintenance and other	2,600	217	130	(39)	(55)	2,853
Depreciation and amortization	1,898	128	80	72	—	2,178
Property and other taxes	598	60	12	6	1	677
Impairment charges	4	—	—	—	—	4
Total operating expenses	8,392	808	222	39	(96)	9,365
Operating Income	2,412	254	2	7	(4)	2,671
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	6	64	(2)	18	1	87
Other income and expenses, net	174	13	(8)	56	(31)	204
Total Other Income and Expenses	180	77	(10)	74	(30)	291
Interest Expense	668	57	43	351	(34)	1,085
Income (Loss) Before Income Taxes	1,924	274	(51)	(270)	—	1,877
Income Tax Expense (Benefit)	365	8	(59)	(78)	—	236
Net Income (Loss)	1,559	266	8	(192)	—	1,641
Add: Net Loss Attributable to Noncontrolling Interest(a)	—	—	91	—	—	91
Net Income (Loss) Attributable to Duke Energy Corporation	1,559	266	99	(192)	—	1,732
Less: Preferred Dividends	—	—	—	12	—	12
Segment Income / Other Net Loss / Net Income Available to Duke Energy Corporation Common Stockholders	$1,559	$266	$99	$(204)	$—	$1,720

(a)	Includes the allocation of losses to noncontrolling tax equity members.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$117	$2	$14	$207	$1	$341
Receivables, net	548	86	107	12	—	753
Receivables of variable interest entities, net	2,049	—	—	—	—	2,049
Receivables from affiliated companies	80	14	599	711	(1,404)	—
Notes receivable from affiliated companies	235	11	—	655	(901)	—
Inventory	3,132	61	69	26	1	3,289
Regulatory assets	1,558	119	—	97	—	1,774
Other	142	54	202	670	(37)	1,031
Total current assets	7,861	347	991	2,378	(2,340)	9,237
Property, Plant and Equipment
Cost	130,778	12,166	6,431	2,318	(101)	151,592
Accumulated depreciation and amortization	(42,334)	(2,584)	(1,123)	(1,253)	(1)	(47,295)
Generation facilities to be retired, net	28	—	—	—	—	28
Net property, plant and equipment	88,472	9,582	5,308	1,065	(102)	104,325
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	12,118	665	—	502	—	13,285
Nuclear decommissioning trust funds	8,000	—	—	—	—	8,000
Operating lease right-of-use assets, net	1,176	22	107	275	—	1,580
Investments in equity method unconsolidated affiliates	117	211	424	109	—	861
Investment in consolidated subsidiaries	438	6	2	62,509	(62,955)	—
Other	2,088	305	155	1,545	(635)	3,458
Total other noncurrent assets	41,316	3,133	688	64,940	(63,590)	46,487
Total Assets	137,649	13,062	6,987	68,383	(66,032)	160,049
Segment reclassifications, intercompany balances and other	(925)	10	(601)	(64,509)	66,025	—
Segment Assets	$136,724	$13,072	$6,386	$3,874	$(7)	$160,049

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2020
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$1,700	$179	$129	$391	$(1)	$2,398
Accounts payable to affiliated companies	456	46	273	578	(1,353)	—
Notes payable to affiliated companies	468	222	48	169	(907)	—
Notes payable and commercial paper	—	—	157	4,628	—	4,785
Taxes accrued	662	67	378	(450)	—	657
Interest accrued	383	42	2	142	—	569
Current maturities of long-term debt	2,412	190	158	999	(3)	3,756
Asset retirement obligations	729	—	—	—	—	729
Regulatory liabilities	772	124	—	2	—	898
Other	1,512	979	54	432	(79)	2,898
Total current liabilities	9,094	1,849	1,199	6,891	(2,343)	16,690
Long-Term Debt	34,907	3,292	1,457	16,584	(97)	56,143
Long-Term Debt Payable to Affiliated Companies	618	7	9	—	(634)	—
Other Noncurrent Liabilities
Deferred income taxes	10,625	648	(646)	(1,647)	(1)	8,979
Asset retirement obligations	12,338	55	146	—	—	12,539
Regulatory liabilities	13,054	1,475	—	24	—	14,553
Operating lease liabilities	1,069	21	108	178	1	1,377
Accrued pension and other post-retirement benefit costs	585	32	2	292	—	911
Investment tax credits	681	2	—	—	—	683
Other	809	170	276	500	(192)	1,563
Total other noncurrent liabilities	39,161	2,403	(114)	(653)	(192)	40,605
Equity
Total Duke Energy Corporation stockholders' equity	53,869	5,511	3,312	45,558	(62,766)	45,484
Noncontrolling interests	—	—	1,124	3	—	1,127
Total equity	53,869	5,511	4,436	45,561	(62,766)	46,611
Total Liabilities and Equity	137,649	13,062	6,987	68,383	(66,032)	160,049
Segment reclassifications, intercompany balances and other	(925)	10	(601)	(64,509)	66,025	—
Segment Liabilities and Equity	$136,724	$13,072	$6,386	$3,874	$(7)	$160,049

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,610	$1,243	$1,250	$330	$617	$(16)	$5,034
Operating Expenses
Fuel used in electric generation and purchased power	376	395	382	77	161	(24)	1,367
Operation, maintenance and other	419	311	265	72	169	4	1,240
Depreciation and amortization	375	257	175	49	134	3	993
Property and other taxes	75	44	92	63	20	2	296
Impairment charges	—	—	—	—	—	1	1
Total operating expenses	1,245	1,007	914	261	484	(14)	3,897
(Losses) Gains on Sales of Other Assets and Other, net	(1)	6	—	—	—	2	7
Operating Income	364	242	336	69	133	—	1,144
Other Income and Expenses, net(b)	43	19	15	2	9	1	89
Interest Expense	125	68	80	20	42	9	344
Income Before Income Taxes	282	193	271	51	100	(8)	889
Income Tax Expense	39	29	52	7	17	(8)	136
Segment Income	$243	$164	$219	$44	$83	$—	$753

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $15 million for Duke Energy Carolinas, $9 million for Duke Energy Progress, $2 million for Duke Energy Florida, $1 million for Duke Energy Ohio and $6 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$3,358	$2,581	$2,330	$676	$1,309	$(37)	$10,217
Operating Expenses
Fuel used in electric generation and purchased power	829	800	740	164	355	(54)	2,834
Operation, maintenance and other	872	648	510	166	354	15	2,565
Depreciation and amortization	718	544	340	96	266	6	1,970
Property and other taxes	156	91	180	128	42	2	599
Impairment charges	2	—	—	—	—	1	3
Total operating expenses	2,577	2,083	1,770	554	1,017	(30)	7,971
Gains on Sales of Other Assets and Other, net	—	5	—	—	—	3	8
Operating Income	781	503	560	122	292	(4)	2,254
Other Income and Expenses, net(b)	86	41	25	4	19	(1)	174
Interest Expense	248	137	164	40	85	9	683
Income Before Income Taxes	619	407	421	86	226	(14)	1,745
Income Tax Expense	89	63	82	12	44	(3)	287
Segment Income	$530	$344	$339	$74	$182	$(11)	$1,458

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $29 million for Duke Energy Carolinas, $19 million for Duke Energy Progress, $6 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $12 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$24	$51	$20	$6	$16	$—	$117
Receivables, net	255	77	72	98	44	2	548
Receivables of variable interest entities, net	675	451	469	—	—	454	2,049
Receivables from affiliated companies	78	42	2	45	59	(146)	80
Notes receivable from affiliated companies	—	—	—	23	425	(213)	235
Inventory	1,080	980	486	97	489	—	3,132
Regulatory assets	490	526	432	18	90	2	1,558
Other	19	37	44	(1)	45	(2)	142
Total current assets	2,621	2,164	1,525	286	1,168	97	7,861
Property, Plant and Equipment
Cost	50,068	35,120	21,290	7,122	16,736	442	130,778
Accumulated depreciation and amortization	(17,098)	(12,303)	(5,394)	(2,055)	(5,472)	(12)	(42,334)
Generation facilities to be retired, net	—	28	—	—	—	—	28
Net property, plant and equipment	32,970	22,845	15,896	5,067	11,264	430	88,472
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,440	4,448	1,860	363	1,113	894	12,118
Nuclear decommissioning trust funds	4,265	3,023	711	—	—	1	8,000
Operating lease right-of-use assets, net	125	367	370	21	56	237	1,176
Investments in equity method unconsolidated affiliates	—	—	1	—	—	116	117
Investment in consolidated subsidiaries	49	14	2	194	1	178	438
Other	1,158	687	326	47	251	(381)	2,088
Total other noncurrent assets	9,037	8,539	3,270	1,221	1,421	17,828	41,316
Total Assets	44,628	33,548	20,691	6,574	13,853	18,355	137,649
Segment reclassifications, intercompany balances and other	(210)	(89)	(74)	(196)	(91)	(265)	(925)
Reportable Segment Assets	$44,418	$33,459	$20,617	$6,378	$13,762	$18,090	$136,724

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2020
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$615	$287	$388	$205	$204	$1	$1,700
Accounts payable to affiliated companies	147	153	80	17	74	(15)	456
Notes payable to affiliated companies	131	257	232	56	—	(208)	468
Taxes accrued	168	89	178	180	46	1	662
Interest accrued	127	102	67	23	64	—	383
Current maturities of long-term debt	508	1,006	323	(26)	503	98	2,412
Asset retirement obligations	194	357	—	5	172	1	729
Regulatory liabilities	293	306	82	40	51	—	772
Other	488	468	372	67	104	13	1,512
Total current liabilities	2,671	3,025	1,722	567	1,218	(109)	9,094
Long-Term Debt	11,713	7,907	7,628	2,444	3,950	1,265	34,907
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,051	2,497	2,182	678	1,196	21	10,625
Asset retirement obligations	5,566	5,457	581	38	643	53	12,338
Regulatory liabilities	6,232	4,087	726	369	1,655	(15)	13,054
Operating lease liabilities	106	339	323	20	54	227	1,069
Accrued pension and other post-retirement benefit costs	77	237	211	77	150	(167)	585
Investment tax credits	229	134	145	3	170	—	681
Other	611	105	49	68	12	(36)	809
Total other noncurrent liabilities	16,872	12,856	4,217	1,253	3,880	83	39,161
Equity	13,072	9,610	7,124	2,292	4,655	17,116	53,869
Total Liabilities and Equity	44,628	33,548	20,691	6,574	13,853	18,355	137,649
Segment reclassifications, intercompany balances and other	(210)	(89)	(74)	(196)	(91)	(265)	(925)
Reportable Segment Liabilities and Equity	$44,418	$33,459	$20,617	$6,378	$13,762	$18,090	$136,724

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended June 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$93	$197	$—	$(1)	$289
Operating Expenses
Cost of natural gas	6	53	—	1	60
Operation, maintenance and other	20	79	1	(1)	99
Depreciation and amortization	19	43	—	—	62
Property and other taxes	15	12	—	(1)	26
Total operating expenses	60	187	1	(1)	247
Operating Income (Loss)	33	10	(1)	—	42
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(1,970)	—	(1,970)
Other income and expenses, net	2	15	—	(3)	14
Total other income and expenses	2	15	(1,970)	(3)	(1,956)
Interest Expense	6	33	—	(2)	37
Income (Loss) Before Income Taxes	29	(8)	(1,971)	(1)	(1,951)
Income Tax Expense (Benefit)	6	(18)	(372)	9	(375)
Segment Loss	$23	$10	$(1,599)	$(10)	$(1,576)

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes (losses) earnings from investments in ACP, Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Six Months Ended June 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$245	$709	$—	$(1)	$953
Operating Expenses
Cost of natural gas	43	215	—	1	259
Operation, maintenance and other	49	158	3	(1)	209
Depreciation and amortization	40	88	—	—	128
Property and other taxes	33	24	—	(1)	56
Total operating expenses	165	485	3	(1)	652
Operating Income (Loss)	80	224	(3)	—	301
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(1,933)	—	(1,933)
Other income and expenses, net	3	24	—	(1)	26
Total other income and expenses	3	24	(1,933)	(1)	(1,907)
Interest Expense	10	60	—	(2)	68
Income (Loss) Before Income Taxes	73	188	(1,936)	1	(1,674)
Income Tax Expense (Benefit)	14	10	(372)	1	(347)
Segment Loss	$59	$178	$(1,564)	$—	$(1,327)

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes (losses) earnings from investments in ACP, Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	June 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$2	$—	$—	$—	$2
Receivables, net	(16)	102	—	—	86
Receivables from affiliated companies	5	75	—	(66)	14
Notes receivable from affiliated companies	13	—	—	(2)	11
Inventory	32	29	—	—	61
Regulatory assets	1	118	—	—	119
Other	—	53	1	—	54
Total current assets	37	377	1	(68)	347
Property, Plant and Equipment
Cost	3,469	8,697	—	—	12,166
Accumulated depreciation and amortization	(868)	(1,715)	—	(1)	(2,584)
Net property, plant and equipment	2,601	6,982	—	(1)	9,582
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	243	280	—	142	665
Operating lease right-of-use assets, net	—	22	—	—	22
Investments in equity method unconsolidated affiliates	—	—	206	5	211
Investment in consolidated subsidiaries	—	—	—	6	6
Other	10	277	16	2	305
Total other noncurrent assets	577	628	222	1,706	3,133
Total Assets	3,215	7,987	223	1,637	13,062
Segment reclassifications, intercompany balances and other	(2)	(27)	(15)	54	10
Reportable Segment Assets	$3,213	$7,960	$208	$1,691	$13,072

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	June 30, 2020
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$41	$138	$—	$—	$179
Accounts payable to affiliated companies	6	27	79	(66)	46
Notes payable to affiliated companies	23	200	—	(1)	222
Taxes accrued	20	24	23	—	67
Interest accrued	8	34	—	—	42
Current maturities of long-term debt	26	160	—	4	190
Regulatory liabilities	26	97	—	1	124
Other	5	56	920	(2)	979
Total current liabilities	155	736	1,022	(64)	1,849
Long-Term Debt	549	2,619	—	124	3,292
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	291	748	(392)	1	648
Asset retirement obligations	39	17	—	(1)	55
Regulatory liabilities	383	1,078	—	14	1,475
Operating lease liabilities	—	21	—	—	21
Accrued pension and other post-retirement benefit costs	25	7	—	—	32
Investment tax credits	2	—	—	—	2
Other	27	139	1	3	170
Total other noncurrent liabilities	767	2,010	(391)	17	2,403
Equity	1,737	2,622	(408)	1,560	5,511
Total Liabilities and Equity	3,215	7,987	223	1,637	13,062
Segment reclassifications, intercompany balances and other	(2)	(27)	(15)	54	10
Reportable Segment Liabilities and Equity	$3,213	$7,960	$208	$1,691	$13,072

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
June 2020

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	18,786	18,823	(0.2%)	5.3%	39,660	41,041	(3.4%)	2.0%
General Service	16,468	19,015	(13.4%)	(12.7%)	34,150	36,932	(7.5%)	(6.3%)
Industrial	10,938	12,763	(14.3%)	(14.6%)	22,921	24,811	(7.6%)	(7.5%)
Other Energy Sales	147	145	1.4%	n/a	291	290	0.3%	n/a
Unbilled Sales	1,537	1,687	(8.9%)	n/a	952	351	171.2%	n/a
Total Retail Sales	47,876	52,433	(8.7%)	(6.5)%	97,974	103,425	(5.3%)	(3.3%)
Wholesale and Other	8,849	9,791	(9.6%)		17,703	19,493	(9.2%)
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	56,725	62,224	(8.8%)		115,677	122,918	(5.9%)

Average Number of Customers (Electric)
Residential	6,849,673	6,725,599	1.8%		6,830,659	6,717,342	1.7%
General Service	1,000,295	988,506	1.2%		998,542	988,471	1.0%
Industrial	17,299	17,339	(0.2%)		17,306	17,369	(0.4%)
Other Energy Sales	31,041	28,636	8.4%		30,985	28,597	8.4%
Total Retail Customers	7,898,308	7,760,080	1.8%		7,877,492	7,751,779	1.6%
Wholesale and Other	38	47	(19.1%)		43	49	(12.2%)
Total Average Number of Customers – Electric Utilities and Infrastructure	7,898,346	7,760,127	1.8%		7,877,535	7,751,828	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	8,804	13,007	(32.3%)		15,956	25,178	(36.6%)
Nuclear	18,234	18,138	0.5%		37,038	36,728	0.8%
Hydro	883	779	13.4%		1,904	1,832	3.9%
Oil and Natural Gas	17,574	18,191	(3.4%)		37,161	35,845	3.7%
Renewable Energy	345	197	75.1%		560	322	73.9%
Total Generation(d)	45,840	50,312	(8.9%)		92,619	99,905	(7.3%)
Purchased Power and Net Interchange(e)	13,647	15,825	(13.8%)		28,810	30,047	(4.1%)
Total Sources of Energy	59,487	66,137	(10.1%)		121,429	129,952	(6.6%)
Less: Line Loss and Other	2,762	3,913	(29.4%)		5,752	7,034	(18.2%)
Total GWh Sources	56,725	62,224	(8.8%)		115,677	122,918	(5.9%)

Owned Megawatt (MW) Capacity(c)
Summer					50,752	50,888
Winter					54,265	54,583
Nuclear Capacity Factor (%)(f)					94	96

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2020

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,861	6,168	(5.0%)		13,222	13,923	(5.0%)
General Service	6,239	7,171	(13.0%)		13,054	13,993	(6.7%)
Industrial	4,464	5,402	(17.4%)		9,339	10,336	(9.6%)
Other Energy Sales	82	79	3.8%		161	159	1.3%
Unbilled Sales	473	344	37.5%		398	(11)	3,718.2%
Total Retail Sales	17,119	19,164	(10.7%)	(6.5%)	36,174	38,400	(5.8%)	(2.8%)
Wholesale and Other	1,964	2,440	(19.5%)		4,145	5,032	(17.6%)
Total Consolidated Electric Sales – Duke Energy Carolinas	19,083	21,604	(11.7%)		40,319	43,432	(7.2%)

Average Number of Customers
Residential	2,298,766	2,257,042	1.8%		2,291,939	2,250,978	1.8%
General Service	365,797	361,962	1.1%		364,936	361,073	1.1%
Industrial	6,099	6,128	(0.5%)		6,106	6,130	(0.4%)
Other Energy Sales	22,874	20,580	11.1%		22,830	20,551	11.1%
Total Retail Customers	2,693,536	2,645,712	1.8%		2,685,811	2,638,732	1.8%
Wholesale and Other	15	15	—%		20	18	11.1%
Total Average Number of Customers – Duke Energy Carolinas	2,693,551	2,645,727	1.8%		2,685,831	2,638,750	1.8%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,188	5,070	(37.1%)		5,647	8,292	(31.9%)
Nuclear	10,657	11,015	(3.3%)		22,179	22,481	(1.3%)
Hydro	617	540	14.3%		1,360	1,319	3.1%
Oil and Natural Gas	3,395	3,807	(10.8%)		8,263	7,888	4.8%
Renewable Energy	41	44	(6.8%)		85	78	9.0%
Total Generation(d)	17,898	20,476	(12.6%)		37,534	40,058	(6.3%)
Purchased Power and Net Interchange(e)	2,283	2,941	(22.4%)		4,698	5,843	(19.6%)
Total Sources of Energy	20,181	23,417	(13.8%)		42,232	45,901	(8.0%)
Less: Line Loss and Other	1,098	1,813	(39.4%)		1,913	2,469	(22.5%)
Total GWh Sources	19,083	21,604	(11.7%)		40,319	43,432	(7.2%)

Owned MW Capacity(c)
Summer					20,192	20,209
Winter					21,127	21,146
Nuclear Capacity Factor (%)(f)					94	98

Heating and Cooling Degree Days
Actual
Heating Degree Days	308	127	142.5%		1,698	1,730	(1.8%)
Cooling Degree Days	412	632	(34.8%)		447	636	(29.7%)

Variance from Normal
Heating Degree Days	43.1%	(41.3%)			(12.7%)	(10.7%)
Cooling Degree Days	(17.5%)	28.9%			(11.7%)	27.8%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2020

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,660	3,910	(6.4%)		8,278	8,808	(6.0%)
General Service	3,147	3,718	(15.4%)		6,618	7,256	(8.8%)
Industrial	2,370	2,614	(9.3%)		4,867	5,115	(4.8%)
Other Energy Sales	20	20	—%		39	39	—%
Unbilled Sales	424	545	(22.2%)		69	181	(61.9%)
Total Retail Sales	9,621	10,807	(11.0%)	(6.0%)	19,871	21,399	(7.1%)	(3.1%)
Wholesale and Other	5,186	5,415	(4.2%)		10,606	11,171	(5.1%)
Total Consolidated Electric Sales – Duke Energy Progress	14,807	16,222	(8.7%)		30,477	32,570	(6.4%)

Average Number of Customers
Residential	1,371,674	1,346,348	1.9%		1,367,017	1,344,117	1.7%
General Service	238,549	236,523	0.9%		238,013	235,974	0.9%
Industrial	4,002	4,029	(0.7%)		4,002	4,038	(0.9%)
Other Energy Sales	1,415	1,416	(0.1%)		1,416	1,417	(0.1%)
Total Retail Customers	1,615,640	1,588,316	1.7%		1,610,448	1,585,546	1.6%
Wholesale and Other	9	14	(35.7%)		9	14	(35.7%)
Total Average Number of Customers – Duke Energy Progress	1,615,649	1,588,330	1.7%		1,610,457	1,585,560	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	825	1,911	(56.8%)		1,440	3,692	(61.0%)
Nuclear	7,577	7,123	6.4%		14,859	14,247	4.3%
Hydro	223	207	7.7%		464	459	1.1%
Oil and Natural Gas	4,189	4,428	(5.4%)		10,080	9,866	2.2%
Renewable Energy	73	79	(7.6%)		125	125	—%
Total Generation(d)	12,887	13,748	(6.3%)		26,968	28,389	(5.0%)
Purchased Power and Net Interchange(e)	2,386	2,981	(20.0%)		4,485	5,182	(13.5%)
Total Sources of Energy	15,273	16,729	(8.7%)		31,453	33,571	(6.3%)
Less: Line Loss and Other	466	507	(8.1%)		976	1,001	(2.5%)
Total GWh Sources	14,807	16,222	(8.7%)		30,477	32,570	(6.4%)

Owned MW Capacity(c)
Summer					12,526	12,779
Winter					13,587	13,942
Nuclear Capacity Factor (%)(f)					95	92

Heating and Cooling Degree Days
Actual
Heating Degree Days	224	117	91.5%		1,410	1,600	(11.9%)
Cooling Degree Days	461	715	(35.5%)		513	721	(28.8%)

Variance from Normal
Heating Degree Days	23.4%	(36.5%)			(20.8%)	(10.7%)
Cooling Degree Days	(16.1%)	33.0%			(8.5%)	31.5%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

(f)	Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2020

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,434	5,168	5.1%		9,494	9,382	1.2%
General Service	3,467	3,954	(12.3%)		6,752	7,227	(6.6%)
Industrial	756	770	(1.8%)		1,525	1,447	5.4%
Other Energy Sales	5	6	(16.7%)		11	12	(8.3%)
Unbilled Sales	361	564	(36.0%)		544	332	63.9%
Total Retail Sales	10,023	10,462	(4.2%)	(4.0%)	18,326	18,400	(0.4%)	(1.9%)
Wholesale and Other	777	839	(7.4%)		1,091	1,222	(10.7%)
Total Electric Sales – Duke Energy Florida	10,800	11,301	(4.4%)		19,417	19,622	(1.0%)

Average Number of Customers
Residential	1,650,539	1,620,392	1.9%		1,646,440	1,618,343	1.7%
General Service	204,353	200,593	1.9%		204,269	201,651	1.3%
Industrial	2,000	2,031	(1.5%)		2,005	2,035	(1.5%)
Other Energy Sales	1,494	1,500	(0.4%)		1,493	1,502	(0.6%)
Total Retail Customers	1,858,386	1,824,516	1.9%		1,854,207	1,823,531	1.7%
Wholesale and Other	9	13	(30.8%)		9	12	(25.0%)
Total Average Number of Customers – Duke Energy Florida	1,858,395	1,824,529	1.9%		1,854,216	1,823,543	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	764	1,133	(32.6%)		799	1,751	(54.4%)
Oil and Natural Gas	9,028	9,419	(4.2%)		17,294	16,906	2.3%
Renewable Energy	222	65	241.5%		336	106	217.0%
Total Generation(d)	10,014	10,617	(5.7%)		18,429	18,763	(1.8%)
Purchased Power and Net Interchange(e)	1,170	1,336	(12.4%)		2,071	2,196	(5.7%)
Total Sources of Energy	11,184	11,953	(6.4%)		20,500	20,959	(2.2%)
Less: Line Loss and Other	384	652	(41.1%)		1,083	1,337	(19.0%)
Total GWh Sources	10,800	11,301	(4.4%)		19,417	19,622	(1.0%)

Owned MW Capacity(c)
Summer					10,335	10,218
Winter					11,347	11,308

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		220	271	(18.8%)
Cooling Degree Days	1,190	1,159	2.7%		1,660	1,403	18.3%

Variance from Normal
Heating Degree Days	(100.0%)	(100.0%)			(10.8%)	(28.6%)
Cooling Degree Days	11.8%	11.0%			31.5%	13.6%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2020

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,896	1,761	7.7%		4,186	4,284	(2.3%)
General Service	1,937	2,223	(12.9%)		4,135	4,498	(8.1%)
Industrial	1,210	1,404	(13.8%)		2,575	2,798	(8.0%)
Other Energy Sales	27	27	—%		54	54	—%
Unbilled Sales	168	139	20.9%		16	(58)	127.6%
Total Retail Sales	5,238	5,554	(5.7%)	(7.0%)	10,966	11,576	(5.3%)	(3.7%)
Wholesale and Other	24	106	(77.4%)		119	248	(52.0%)
Total Electric Sales – Duke Energy Ohio	5,262	5,660	(7.0%)		11,085	11,824	(6.3%)

Average Number of Customers
Residential	783,871	769,572	1.9%		781,762	771,163	1.4%
General Service	89,138	87,914	1.4%		89,004	88,203	0.9%
Industrial	2,498	2,461	1.5%		2,494	2,471	0.9%
Other Energy Sales	3,445	3,391	1.6%		3,438	3,384	1.6%
Total Retail Customers	878,952	863,338	1.8%		876,698	865,221	1.3%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	878,953	863,339	1.8%		876,699	865,222	1.3%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	271	642	(57.8%)		893	1,698	(47.4%)
Oil and Natural Gas	8	26	(69.2%)		7	32	(78.1%)
Total Generation(d)	279	668	(58.2%)		900	1,730	(48.0%)
Purchased Power and Net Interchange(e)	5,420	5,596	(3.1%)		11,294	11,507	(1.9%)
Total Sources of Energy	5,699	6,264	(9.0%)		12,194	13,237	(7.9%)
Less: Line Loss and Other	437	604	(27.6%)		1,109	1,413	(21.5%)
Total GWh Sources	5,262	5,660	(7.0%)		11,085	11,824	(6.3%)

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	590	347	70.0%		2,776	2,918	(4.9%)
Cooling Degree Days	347	333	4.2%		352	333	5.7%

Variance from Normal
Heating Degree Days	31.0%	(22.7%)			(8.2%)	(2.9%)
Cooling Degree Days	4.8%	2.8%			5.2%	1.7%

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
June 2020

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2020	2019	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,935	1,816	6.6%		4,480	4,644	(3.5%)
General Service	1,678	1,949	(13.9%)		3,591	3,958	(9.3%)
Industrial	2,138	2,573	(16.9%)		4,615	5,115	(9.8%)
Other Energy Sales	13	13	—%		26	26	—%
Unbilled Sales	111	95	16.8%		(75)	(93)	(19.4%)
Total Retail Sales	5,875	6,446	(8.9%)	(10.3%)	12,637	13,650	(7.4%)	(6.5%)
Wholesale and Other	898	991	(9.4%)		1,742	1,820	(4.3%)
Total Electric Sales – Duke Energy Indiana	6,773	7,437	(8.9%)		14,379	15,470	(7.1%)

Average Number of Customers
Residential	744,823	732,245	1.7%		743,501	732,741	1.5%
General Service	102,458	101,514	0.9%		102,320	101,570	0.7%
Industrial	2,700	2,690	0.4%		2,699	2,695	0.1%
Other Energy Sales	1,813	1,749	3.7%		1,808	1,743	3.7%
Total Retail Customers	851,794	838,198	1.6%		850,328	838,749	1.4%
Wholesale and Other	4	4	—%		4	4	—%
Total Average Number of Customers – Duke Energy Indiana	851,798	838,202	1.6%		850,332	838,753	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,756	4,251	(11.6%)		7,177	9,745	(26.4%)
Hydro	43	32	34.4%		80	54	48.1%
Oil and Natural Gas	954	511	86.7%		1,517	1,153	31.6%
Renewable Energy	9	9	—%		14	13	7.7%
Total Generation(d)	4,762	4,803	(0.9%)		8,788	10,965	(19.9%)
Purchased Power and Net Interchange(e)	2,388	2,971	(19.6%)		6,262	5,319	17.7%
Total Sources of Energy	7,150	7,774	(8.0%)		15,050	16,284	(7.6%)
Less: Line Loss and Other	377	337	11.9%		671	814	(17.6%)
Total GWh Sources	6,773	7,437	(8.9%)		14,379	15,470	(7.1%)

Owned MW Capacity(c)
Summer					6,623	6,606
Winter					7,040	7,023

Heating and Cooling Degree Days
Actual
Heating Degree Days	633	474	33.5%		3,090	3,358	(8.0%)
Cooling Degree Days	343	294	16.7%		343	294	16.7%

Variance from Normal
Heating Degree Days	28.1%	(4.3%)			(4.7%)	3.3%
Cooling Degree Days	4.2%	(11.3%)			3.2%	(12.1%)

(a)
Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(b)	Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).

(c)	Statistics reflect Duke Energy's ownership share of jointly owned stations.

(d)	Generation by source is reported net of auxiliary power.

(e)	Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
June 2020

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Inc. (Dec.)	2020	2019	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	96,807,940	104,684,733	(7.5%)	245,311,935	256,347,474	(4.3%)
Duke Energy Midwest LDC throughput (Mcf)	15,106,407	13,742,907	9.9%	48,892,241	52,281,179	(6.5%)

Average Number of Customers – Piedmont Natural Gas
Residential	1,001,289	980,822	2.1%	999,778	982,131	1.8%
Commercial	105,038	104,238	0.8%	105,249	104,479	0.7%
Industrial	970	970	—%	972	968	0.4%
Power Generation	19	16	18.8%	18	16	12.5%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,107,316	1,086,046	2.0%	1,106,017	1,087,594	1.7%

Average Number of Customers – Duke Energy Midwest
Residential	495,553	489,728	1.2%	495,990	491,448	0.9%
General Service	43,251	43,111	0.3%	44,191	44,229	(0.1%)
Industrial	1,570	1,551	1.2%	1,596	1,615	(1.2%)
Other	132	135	(2.2%)	132	135	(2.2%)
Total Average Number of Gas Customers – Duke Energy Midwest	540,506	534,525	1.1%	541,909	537,427	0.8%

(a)
Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
June 2020

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Inc. (Dec.)	2020	2019	% Inc. (Dec.)
Renewable Plant Production, GWh	2,660	2,314	15.0%	5,097	4,382	16.3%
Net Proportional MW Capacity in Operation(a)	n/a	n/a		3,779	3,157	19.7%
(a)    Includes 100% tax equity project capacity.